Filed Pursuant to Rule 424(b)(5)

Registration No. 333-259224

PROSPECTUS SUPPLEMENT

(To prospectus dated September 8, 2021)

Up to $35,000,000

American Depositary Shares representing Ordinary Shares

We have entered into an equity distribution agreement, or the Distribution Agreement, with Oppenheimer & Co. Inc., or Oppenheimer, dated April 22, 2022, relating to the sale of American Depositary Shares, or the ADSs, offered by this prospectus supplement. Each ADS represents ten fully paid ordinary shares, no par value per ordinary share. In accordance with the terms of the Distribution Agreement, we may offer and sell ADSs having an aggregate offering price of up to $35,000,000 from time to time through Oppenheimer, pursuant to this prospectus supplement.

ADSs representing our ordinary shares are listed on the Nasdaq Capital Market under the symbol “KZIA.” Our ordinary shares are listed on the Australian Securities Exchange under the symbol “KZA.” On April 18, 2022, the closing sale price of the ADSs on the Nasdaq Capital Market was $7.55 per ADS.

Sales of the ADSs, if any, under this prospectus supplement and the accompanying base prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act, from time to time, including sales made directly on or through Nasdaq or any other existing trading market for the ADSs. Oppenheimer is not required to sell any specific number or dollar amount of securities, but will use its commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Oppenheimer and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Oppenheimer will be entitled to compensation at a commission rate of up to 3.0% of the gross proceeds from the sales of ADS sold under the Distribution Agreement. See “Plan of Distribution” beginning on page S-15 of this prospectus supplement for additional information regarding the compensation to be paid to Oppenheimer.

In connection with the sale of the ADSs on our behalf, Oppenheimer will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Oppenheimer will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Oppenheimer with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

We are a “foreign private issuer”, as defined under the federal securities laws, and, as such, we will be subject to reduced public company reporting requirements for this prospectus supplement and future filings. See “Prospectus Summary—Implications of Being a Foreign Private Issuer.”

Investing in the ADSs involves risks. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” on page S-6 of this prospectus supplement, as well as in the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus, concerning factors you should consider before buying the ADSs.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

Oppenheimer & Co.

The date of this prospectus supplement is April 22, 2022.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may offer the ADSs having an aggregate offering price of up to $35,000,000 from time to time under this prospectus supplement at prices and on terms to be determined by market conditions at the time of offering.

This prospectus supplement relates to the offering of the ADSs. Before buying any of the ADSs that we are offering, we urge you to carefully read this prospectus supplement together with the information incorporated by reference herein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” and any free writing prospectus that we may authorize for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.

We provide information to you about this offering of the ADSs in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. This prospectus supplement describes the terms of this offering of ADSs and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into the accompanying base prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus supplement) the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and any free writing prospectus filed by us with the SEC. We have not, and Oppenheimer has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities. We are not, and Oppenheimer is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, any documents incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, any documents incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

Unless otherwise stated, all references in this prospectus supplement or the accompanying prospectus to the “Company,” “Kazia,” “Kazia Therapeutics,” “we,” “us,” and “our,” except where the context requires otherwise, refer to Kazia Therapeutics Limited and its wholly owned subsidiaries on a consolidated basis, unless the context otherwise provides.

We own various trademark registrations and applications, and unregistered trademarks, including Kazia and Kazia Therapeutics and our corporate logo. All other trade names, trademarks and service marks of other companies appearing in this prospectus supplement are the property of their respective holders. Solely for convenience, the trademarks and trade names in this prospectus supplement may be referred to without the ®, ™ or RTM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

This prospectus supplement contains industry, market and competitive position data that are based on general and industry publications, surveys and studies conducted by third parties, some of which may not be publicly available, and our own internal estimates and research. Third-party publications, surveys and studies generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. These data involve a number of assumptions and limitations and contain projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

PRESENTATION OF FINANCIAL INFORMATION

We maintain our books and records in Australian dollars and we prepare our consolidated financial statements in accordance with Australian Accounting Standards and Interpretations issued by the Australian Accounting Standards Board, or AASB, and also comply with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board (“IASB”). All references in this prospectus supplement to “$” are to U.S. dollars and all references to “AUD$” are to Australian dollars. Unless otherwise indicated, certain AUD$ amounts contained in this prospectus supplement have been translated into U.S. dollars at the rate of AUD$0.7444 to $1.00, which was the rate of Reserve Bank of Australia on April 21, 2022, except that for historical financial information as of December 31, 2021, the conversion rate applicable to those amounts is AUD$0.7256 to $1.00. These translations should not be considered representations that any such amounts have been, could have been or could be converted into AUD$ at that or any other exchange rate as of that or any other date. Our fiscal year end is June 30. References to a particular “fiscal year” are to our fiscal year ended June 30 of that calendar year.

We have made rounding adjustments to some of the figures included in this prospectus supplement. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus supplement and in the documents incorporated by reference herein or therein. This summary does not contain all of the information that you should consider before making an investment. You should read this entire prospectus supplement and the accompanying base prospectus carefully, especially the risks of investing in the ADSs discussed under “Risk Factors” beginning on page S-6 of this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement, the accompanying base prospectus and any related free writing prospectus, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying base prospectus.

Overview

We are an emerging oncology-focused biotechnology company that has a portfolio of development candidates, diversified across several distinct technologies, with the potential to yield first-in-class and best-in-class agents in a range of oncology indications. Our lead development candidate is paxalisib (formerly known as GDC-0084), a small-molecule, brain-penetrant inhibitor of the PI3K / Akt / mTor pathway, that is being developed as a potential therapy for glioblastoma (GBM), the most common and most aggressive form of primary brain tumour in adults, as well as other forms of brain cancer. Our second asset, EVT801, a small-molecule selective inhibitor of vascular endothelial growth factor receptor 3 (VEGFR3), which we licensed from Evotec SE in April 2021, is in recruitment to a phase I multiple ascending dose clinical trial in patients with advanced cancer.

Recent Developments

On April 21, 2022, we announced that our phase II study of paxalisib in glioblastoma (NCT03522298) had been successfully completed. We received a final clinical study report, and an abstract summarizing the results of the study has been accepted for presentation at an upcoming international clinical oncology conference. Pursuant to an agreement entered into by Novogen Limited, our predecessor company, in November 2013, completion of this study satisfies the criteria for the third and final conversion event associated with a convertible note issued to certain shareholders of Triaxial Pty Ltd. We will notify the issuance of shares under this agreement to ASX at the appropriate time.

Corporate Information

Kazia Therapeutics Limited (formerly Novogen Limited) was incorporated in Australia in 1994. Our ordinary shares are listed on the Australian Securities Exchange (“ASX”) under the symbol “KZA” and ADSs each representing ten fully paid ordinary shares are listed on the Nasdaq Capital Market under the symbol “KZIA”. The Depositary for our ADSs is The Bank of New York Mellon, 240 Greenwich Street, New York, NY 10286.

Our principal executive offices are located at Level 24, Three International Towers, 300 Barangaroo Avenue, Sydney, NSW, 2000, Australia. Our telephone number is +61-2-9472-4101. Our corporate email address is info@kaziatherapeutics.com. Our website address is www.kaziatherapeutics.com. Information on our website and the websites linked to it do not constitute part of this prospectus supplement or the registration statement to which this prospectus supplement forms a part. Our agent for service of process in the United States is Vcorp Services, LLC, 25 Robert Pitt Drive, Suite 204, Monsey, New York 10952.

Implications of Being a Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with “foreign private issuer” status. As long as we qualify as a foreign private issuer under the Exchange Act, we will continue to be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;

•	the requirement to comply with Regulation FD, which requires selective disclosure of material information;

•

the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events.

Foreign private issuers are also exempt from certain more stringent executive compensation disclosure rules. Thus, as long as we remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer. As a result, some investors may find the ADSs less attractive, which could result in a less active trading market for the ADSs or more volatility in the price of the ADSs.

THE OFFERING

ADSs Offered By Us	Fully paid ordinary shares represented by ADSs having an aggregate offering price of up to $35,000,000.

Plan of Distribution	“At the market offerings” that may be made from time to time through our sales agent, Oppenheimer & Co. Inc. See “Plan of Distribution” on page S-15 of this prospectus supplement.

The ADSs	Each ADS represents 10 fully paid ordinary shares, no par value per share. The offered ADSs may be evidenced by American Depositary Receipts, or ADRs. The depositary will hold the ordinary shares underlying the ADSs in a custody account with the custodian, and, if you are a direct holder you will have the right of an ADS holder as provided in the deposit agreement among us, the depositary and holders and beneficial owners of ADSs from time to time, or, if you are an indirect or beneficial owner (as applicable), you will have contractual rights as against the entity or entities holding the ADSs.

Use of Proceeds	We currently intend to use the net proceeds from this offering primarily for general corporate purposes, which may include working capital and capital expenditures, expenses related to research, clinical development and commercial efforts, general and administrative expenses, and potential acquisitions of, or investments in, companies, technologies, products or assets that complement our business (although we have no current commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement). See “Use of Proceeds” on page S-12 for additional information.

Risk Factors	Investing in our securities involves significant risks. You should read the section titled “Risk Factors” beginning on page S-6 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to purchase the ADSs.

The Nasdaq Capital Market symbol	“KZIA”

Depositary	The Bank of New York Mellon

Custodian	National Australia Bank Limited

RISK FACTORS

Investing in the ADSs involves a high degree of risk. You should carefully consider the risks and uncertainties described below and the other information contained in this prospectus supplement, the accompanying base prospectus and documents incorporated by reference herein before making an investment decision. The risks and uncertainties described below and incorporated by reference are not the only ones we face. Additional risks and uncertainties not presently known to us may also adversely affect our business. Our business, financial condition and/or results of operations could be materially and adversely affected if any of these risks occur, and as a result the trading price of the ADSs could decline and you could lose all or part of your investment.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors.

Risks Related to this Offering

The market price of the ADSs has been and will likely continue to be volatile and you could lose all or part of your investment.

The market price of our ordinary shares and ADSs has been and may continue to be highly volatile and could be subject to large fluctuations in response to the risk factors discussed in this section, and others beyond our control, including the following:

•	unacceptable toxicity findings in animals or humans;

•	lack of efficacy in human trials at Phase II stage or beyond;

•	announcements of technological innovations by us and our competitors;

•	new products introduced or announced by us or our competitors;

•	changes in financial estimates by securities analysts;

•	actual or anticipated variations in operating results;

•	expiration or termination of licenses, research contracts or other collaboration agreements;

•	conditions or trends in the regulatory climate in the biotechnology, pharmaceutical and genomics industries;

•	changes in the market values of similar companies;

•	the liquidity of any market for our securities; and

•	additional sales by us of our shares.

In addition, equity markets in general and the market for biotechnology and life sciences companies in particular, have experienced substantial price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the companies traded in those markets. Further changes in economic conditions in Australia, the U.S., EU, or globally, could impact our ability to grow profitably. Adverse economic changes are outside our control and may result in material adverse effects on our business or results of operations. These broad market and industry factors may materially affect the market price of our ordinary shares and ADSs regardless of our development and operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against that company. Such litigation, if instituted against us, could cause us to incur substantial costs and divert management’s attention and resources.

If the market price of the ADSs falls and remains below $5.00 per share, under stock exchange rules, our stockholders will not be able to use such ADSs as collateral for borrowing in margin accounts. This inability to use ADSs as collateral may depress demand as certain institutional investors are restricted from investing in securities priced below $5.00 and may lead to sales of such ADSs, creating downward pressure on and increased volatility in the market price of our ordinary shares and ADSs.

We have broad discretion in the use of the net proceeds from the offering and may not use them effectively.

Our board of directors and management will have broad discretion in the application of the net proceeds from the offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of the ADSs. The failure by our board of directors and management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of the ADSs to decline and delay the development of our product candidates or any future therapeutic candidates. Pending their use, we may invest the net proceeds from the offering in a manner that does not produce income or that loses value.

A decrease in the trading price of the ADSs could cause their delisting from NASDAQ.

Under NASDAQ rules, companies listed on the NASDAQ Capital Market are required to maintain a share price of at least $1.00 per share to avoid delisting of their shares. If the share price declines below $1.00 for a period of 30 consecutive business days, then that listed company would have 180 days to regain compliance with the $1.00 per share minimum. In the event that our share price declines below $1.00, we may be required to take action, such as a reverse stock split, in order to comply with the NASDAQ rules that may be in effect at the time.

You will experience immediate and substantial dilution in the net tangible book value per share of any ADSs you purchase.

The offering price per share for the ADSs being offered will be substantially higher than the net tangible book value per share of our outstanding ordinary shares immediately after this offering. Consequently, if you purchase ADSs in this offering, you will incur substantial and immediate dilution in the net tangible book value of your investment. Net tangible book value per ordinary share represents our total tangible assets less our total liabilities, divided by the number of ordinary shares outstanding at December 31, 2021. To the extent that options that are currently outstanding are exercised or converted, there will be further dilution in your investment. We may also issue additional ordinary shares, options and other securities in the future that may result in further dilution of your ordinary shares. See “Dilution” for a calculation of the difference between the offering price and the net tangible book value per ADS thereafter.

Raising additional capital, including as a result of this offering, may cause dilution to our existing shareholders, restrict our operations or cause us to relinquish valuable rights.

We may seek additional capital through a combination of public and private equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity, convertible debt securities or other equity-based derivative securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as holder of ADSs. Any indebtedness we incur would result in increased fixed payment obligations and could involve restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. Any debt or additional equity financing that we raise may contain terms that are not favorable to us or our shareholders. Furthermore, the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of the ADSs to decline and existing shareholders may not agree with our financing plans or the terms of such financings. If we raise additional funds through strategic partnerships, collaborations, and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our intellectual property, technologies or our product candidates, or grant licenses on terms unfavorable to us.

Future sales or issuances of the ADSs in the public markets, or the perception of such sales, could depress the trading price of the ADSs.

The sale of a substantial number of shares or ADSs or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of the ADSs and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of the ADSs at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of ADSs or other equity-related securities would have on the market price of the ADSs.

The actual number of ADSs we will sell under the Distribution Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Distribution Agreement entered into by us with Oppenheimer and compliance with applicable law, we have the discretion to deliver a placement notice to Oppenheimer at any time throughout the term of the Distribution Agreement. The number of ADSs that are sold by Oppenheimer after delivering a placement notice will fluctuate based on the market price of the ADSs during the sales period and limits we set with Oppenheimer. Because the price per ADS sold will fluctuate based on the market price of the ADSs during the sales period, it is not possible at this stage to predict the number of ADSs that will be ultimately issued or the resulting gross proceeds.

The ADSs offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase ADSs in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of ADSs sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

You are reliant on the depositary to exercise your voting rights and to receive distributions on ADSs and, as a result, you may be unable to exercise your voting rights on a timely basis or you may not receive certain distributions.

In certain circumstances, holders of ADSs may have limited rights relative to holders of ordinary shares. The rights of holders of ADSs with respect to the voting of ordinary shares and the right to receive certain distributions may be limited in certain respects by the deposit agreement entered into by us and The Bank of New York Mellon. For example, although ADS holders are entitled under the deposit agreement, subject to any applicable provisions of Australian law and of our Constitution, to instruct the depositary as to the exercise of the voting rights pertaining to the ordinary shares represented by the ADSs, and the depositary has agreed that, if we asked it to solicit voting instructions, it will try, as far as practical, to vote the ordinary shares so represented in accordance with such instructions, ADS holders may not receive notices sent by the depositary in time to ensure that the depositary will vote the ordinary shares. This means that, from a practical point of view, the holders of ADSs may not be able to exercise their right to vote. In addition, under the deposit agreement, the depositary has the right to restrict distributions to holders of the ADSs in the event that it is unlawful or impractical to make such distributions. We have no obligation to take any action to permit distributions to holders of the ADSs. As a result, holders of ADSs may not receive distributions.

Currency fluctuations may adversely affect the price of the ADSs.

Our ordinary shares are quoted in Australian dollars on the ASX and the ADSs are quoted in U.S. dollars on NASDAQ. Movements in the Australian dollar/U.S. dollar exchange rate may adversely affect the U.S. dollar price of the ADSs. In the past year the Australian dollar has generally weakened against the U.S. dollar. However, this trend may not continue and may be reversed.

We do not currently intend to pay dividends on our securities and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of the ADSs.

We have not declared or paid any cash dividends on our ordinary shares since November 2012 and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our operations and growth. Therefore, you are not likely to receive any dividends on your ADSs for the foreseeable future and the success of an investment in the ADSs will depend upon any future appreciation in its value. Consequently, investors may need to sell all or part of their holdings of the ADSs after price appreciation, which may never occur, as the only way to realize any future gains on their investment. There is no guarantee that the ADSs will appreciate in value or even maintain the price at which our shareholders have purchased them. Investors seeking cash dividends should consider not purchasing the ADSs.

We are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine. Our business, financial condition, and results of operations may be materially adversely affected by the negative impact on the global economy and capital markets resulting from the conflict in Ukraine or any other geopolitical tensions.

U.S. and global markets are experiencing volatility and disruption following the escalation of geopolitical tensions and the start of the military conflict between Russia and Ukraine. On February 24, 2022, a full-scale military invasion of Ukraine by Russian troops began. Although the length and impact of the ongoing military conflict is highly unpredictable, the conflict in Ukraine has led to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain disruptions.

Additionally, various of Russia’s actions have led to sanctions and other penalties being levied by the U.S., Australia, the European Union, and other countries, as well as other public and private actors and companies, against Russia and certain other geographic areas, including agreement to remove certain Russian financial institutions from the Society for Worldwide Interbank Financial Telecommunication payment system and restrictions on imports of Russian oil, liquified natural gas and coal. Additional potential sanctions and penalties have also been proposed and/or threatened. Russian military actions and the resulting sanctions could further adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets, potentially making it more difficult for us to obtain additional funds.

Any of the above-mentioned factors could affect our business, prospects, financial condition, and operating results. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions may also magnify the impact of other risks described in this prospectus supplement and the documents incorporated by reference herein.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the information incorporated by reference herein and therein contain statements that are not historical facts and are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act, Section 27A of the Securities Act, and Section 21E of the Exchange Act that involve substantial risks and uncertainties. All statements other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward looking statements. In some cases, you can identify forward-looking statements by the words “could,” “believe,” “anticipate, ” “intend, ” “estimate, ” “expect, ” “may, ” “continue, ” “predict, ” “potential,” “project, ” or the negative of these terms, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements include, but are not limited to, statements about:

•	our plans to develop and potentially commercialize our product candidates, including contractual arrangements with third parties;

•	the timing of the initiation and completion of preclinical studies and clinical trials

•	the timing of patient enrollment and dosing in any future clinical trials;

•	the timing of the availability of data from clinical trials;

•	expectations about the successful completion of clinical trials;

•	the timing of expected regulatory filings;

•	expectations about approval by regulatory authorities of our drug candidates;

•	the impact that the COVID-19 pandemic could have on our operations;

•	the clinical utility and potential attributes and benefits of our product candidates, including the potential duration of treatment effects;

•	potential licenses of intellectual property and collaborations;

•	the commercialization of our product candidates, if approved;

•	expectations regarding expenses, ongoing losses, future revenue and capital needs;

•	our financial performance;

•	our use of proceeds from any offering made pursuant to this prospectus supplement;

•	the length of time over which we expect our cash and cash equivalents to be sufficient; and

•	our intellectual property position and the duration of our patent portfolio.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, the accompanying base prospectus, and documents incorporated by reference herein, particularly in the section titled “Risk Factors,” that we believe may cause our actual results or events to differ materially from those expressed or implied by our forward-looking statements. Moreover, we operate in a competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, as well as the documents that we have filed as exhibits to the registration statement of which this prospectus supplement forms a part, completely and with the understanding that our actual future results, performance or achievements may be materially different from what we expect. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

USE OF PROCEEDS

We may sell ADSs having aggregate sales proceeds of up to $35,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Distribution Agreement with Oppenheimer as a source of financing.

We currently intend to use the net proceeds from this offering primarily for general corporate purposes, which may include working capital and capital expenditures, expenses related to research, clinical development and commercial efforts, general and administrative expenses, and potential acquisitions of, or investments in, companies, technologies, products or assets that complement our business (although we have no current commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement).

This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. We may also use a portion of the net proceeds to in-license, acquire, or invest in additional businesses, technologies, products or assets. We cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. Predicting the cost necessary to develop product candidates and commercialize approved products can be difficult and the amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development, the status of and results from clinical trials, any collaborations that we may enter into with third parties for our therapeutic candidates and any unforeseen cash needs. Our management will retain broad discretion over the allocation of the net proceeds from this offering.

Pending our use of proceeds from this offering, we plan to invest these net proceeds in a variety of capital preservation instruments, including short-term, interest bearing obligations and investment-grade instruments.

DILUTION

If you invest in the ADSs in this offering, your ownership interest will be diluted to the extent of the difference between the price per ADS you pay in this offering and the as adjusted net tangible book value per ADS immediately after this offering.

As of December 31, 2021, our net tangible book value was $3,241,079, or $0.02 per ordinary share (equivalent to $0.25 per ADS). Our net tangible book value per ADS represents our total tangible assets less our total liabilities, divided by the number of ordinary shares outstanding at December 31, 2021.

After giving effect to the sale of the ADSs in the aggregate amount of $35,000,000 at the assumed public offering price of $7.55 per ADS, which was the last reported sale price of the ADSs on The Nasdaq Capital Market on April 18, 2022, and after deducting estimated offering commissions and offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2021 would have been approximately $0.21 per ordinary share, or approximately $2.08 per ADS. This represents an immediate increase in as adjusted net tangible book value of $1.83 per ADS to our existing shareholders and an immediate dilution of $5.47 per ADS to investors participating in this offering. The following table illustrates this dilution to new investors purchasing ADSs in this offering:

Assumed public offering price per ADS		$7.55
Historical net tangible book value per ADS as of December 31, 2021	$0.25
Increase in net tangible book value per ADS attributable to new investors purchasing ADSs in this offering	$1.83

As adjusted net tangible book value per ADS after this offering		$2.08

Dilution per ADS to new investors purchasing ADSs in this offering		$5.47

The table above assumes for illustrative purposes that an aggregate of 4,635,762 ADSs are sold during the term of the sale agreement at a price of $7.55 per ADS, the last reported sale price of the ADSs on the Nasdaq Capital Market on April 18, 2022, for aggregate gross proceeds of approximately $35,000,000. The ADSs subject to the sale agreement are being sold from time to time at various prices. An increase of $1.00 per ADS in the price at which the ADSs are sold from the assumed offering price of $7.55 per ADS shown in the table above, assuming all of the ADSs in the aggregate amount of $35,000,000 are sold at that price, would increase our adjusted net tangible book value per ADS after the offering to $2.14 per ADS and would increase the dilution in net tangible book value per ADS to new investors in this offering to $1.89 per ADS, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per ADS in the price at which the ADS are sold from the assumed offering price of $7.55 per ADS shown in the table above, assuming all of the ADSs in the amount of approximately $35,000,000 are sold at that price, would decrease our adjusted net tangible book value per ADS after the offering to $1.99 per ADS and would increase the dilution in net tangible book value per ADS to new investors in this offering of $1.75 per ADS, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of ADSs sold.

The foregoing table and discussion is based on 132,037,209 ordinary shares outstanding as of December 31, 2021, excluding, in each case, as of December 31, 2021:

•	7,255,500 ordinary shares issuable upon the exercise of options for ordinary shares outstanding as of December 31, 2021, with a weighted-average exercise price of $0.98 per share; and

•	an additional 5,948,221 ordinary shares that are available for future issuance under our Officers’ and Employees’ Share Option Plan.

To the extent that options are issued under our Officers’ and Employee’s Share Option Plan or we sell additional ordinary shares or ADSs in the future, there will be further dilution to investors participating in this offering.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

PLAN OF DISTRIBUTION

We have entered into a Distribution Agreement with Oppenheimer, under which we may sell from time to time up to $35,000,000 of ADSs, each representing ten fully paid ordinary shares, through Oppenheimer as our sales agent. Sales of the ADSs, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through Nasdaq or any other existing trading market for the ADSs. If authorized by us in writing, Oppenheimer may also purchase the ADSs as principal.

Following the delivery of a sales notice, Oppenheimer will offer the ADSs subject to the terms and conditions of the Distribution Agreement on a daily basis or as otherwise agreed upon by us and Oppenheimer. We will designate the maximum amount of ADSs to be sold through Oppenheimer on a daily basis or otherwise determine such maximum amount together with Oppenheimer. Oppenheimer may sell the ADSs by any method permitted by law deemed to be an “at the market offering” as defined by Rule 415(a)(4) promulgated under the Securities Act, including (A) in privately negotiated transactions with our prior written consent; (B) as block transactions; or (C) by any other method permitted by law deemed to be an “at the market offering,” including sales made directly on the Nasdaq Capital Market or sales made into any other existing trading market for our common stock. Subject to the terms and conditions of the Distribution Agreement, Oppenheimer will use its commercially reasonable efforts to sell on our behalf all of the ADSs requested to be sold by us. We may instruct Oppenheimer not to sell ADSs if the sales cannot be effected at or above the price designated by us in any such instruction. Oppenheimer or we may suspend the offering of the ADSs being made through Oppenheimer under the Distribution Agreement upon proper notice to the other party. Oppenheimer and we each have the right, by giving written notice as specified in the Distribution Agreement, to terminate the Distribution Agreement in each party’s sole discretion at any time.

The aggregate compensation payable to Oppenheimer as sales agent up to 3.0% of the gross proceeds from the sales of the ADSs sold through it pursuant to the Distribution Agreement. We have also agreed to reimburse Oppenheimer for certain specified fees and expenses, including up to $60,000 of Oppenheimer’s actual outside legal expenses incurred by Oppenheimer in connection with the execution and delivery of the Distribution Agreement. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Oppenheimer under the Distribution Agreement, will be approximately $225,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such ADSs.

Oppenheimer will provide written confirmation to us following the close of trading on the Nasdaq Capital Market on each day in which ADSs are sold through it as sales agent under the Distribution Agreement. Each confirmation will include the number of ADSs sold through it as sales agent on that day, the volume weighted average price of the ADSs sold, the percentage of the daily trading volume and the net proceeds to us.

We will report at least quarterly the number of ADSs sold through Oppenheimer under the Distribution Agreement, the net proceeds to us and the compensation paid by us to Oppenheimer in connection with the sales of ADSs.

Settlement for sales of ADSs will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of the ADSs on our behalf, Oppenheimer will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Oppenheimer will be deemed to be underwriting commissions or discounts. We have agreed in the Distribution Agreement to provide indemnification and contribution to Oppenheimer against certain liabilities, including liabilities under the Securities Act. As sales agent, Oppenheimer will not engage in any transactions that stabilizes the ADSs.

The ADSs are listed on the Nasdaq Capital Market and trade under the symbol “KZIA.” The depositary bank of the ADSs is the Bank of New York Mellon.

Oppenheimer and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

The address of Oppenheimer is 85 Broad Street, New York, New York 10004.

LEGAL MATTERS

The validity of the ADSs and our ordinary shares and certain other matters of U.S. federal law and Australian law will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts and Baker & McKenzie,, Sydney, New South Wales, Australia. Oppenheimer & Co. Inc. is being represented in connection with this offering by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended June 30, 2021 have been so incorporated in reliance on the report of Grant Thornton Audit Pty Ltd, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The registered business address of Grant Thornton Audit Pty Ltd is 17/383 Kent Street, Sydney, New South Wales 2000, Australia.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 (File No. 333-259224) under the Securities Act. We have also filed a related registration statement on Form F-6 (File No. 333-128681) with the SEC to register the ADSs. This prospectus supplement does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus supplement relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers, like us, that file electronically with the SEC. We maintain a corporate website at www.kaziatherapeutics.com. Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

We are subject to the information reporting requirements of the Exchange Act, applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and current reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, for so long as we are a foreign private issuer, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required of U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount, or at the same time, as information is received from, or provided by, other U.S. domestic reporting companies. We are only liable for violations of the rules and regulations of the SEC that apply to us as a foreign private issuer.

We will send the depositary a copy of all notices of shareholders meetings and other reports, communications and information that are made generally available to shareholders. The depositary has agreed, if we so request, to mail to all holders of ADSs a notice containing the information (or a summary of the information) contained in any notice of a meeting of our shareholders received by the depositary and will make available to all holders of ADSs such notices and all such other reports and communications received by the depositary.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to incorporate the following documents into this prospectus supplement, together with all exhibits filed therewith or incorporated therein by reference, to the extent not otherwise amended or superseded by the contents of this prospectus supplement:

•	Our Annual Report on Form 20-F for the year ended June 30, 2021, filed with the SEC on October 7, 2021;

•	Our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on March 24, 2022 relating to our half yearly report for the half year ended December 31, 2021; and

•

The descriptions of our ordinary shares and the American Depositary Shares representing the ordinary shares that are contained in Item 10.B. “Additional Information - Memorandum and Articles of Association” and Item 12.D “Description of Securities other than Equity Securities - American Depositary Shares” in our Annual Report on Form 20-F for the fiscal year ended June 30, 2021.

The information incorporated by reference is an important part of this prospectus supplement. In addition, all documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, on or after the date of this prospectus supplement until the earlier of the date on which all of the securities registered hereunder have been sold or all offerings under this prospectus supplement are terminated, shall be deemed incorporated by reference in this prospectus supplement. Any report on Form 6-K that we furnish to the SEC on or after the date of this prospectus supplement (or portions thereof) is incorporated by reference in this prospectus supplement only to the extent that the report expressly states that we incorporate it (or such portions) by reference in this prospectus supplement and that it is not subsequently superseded.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing to us at the following address: Three International Towers Level 24, 300 Barangaroo Avenue, Sydney, New South Wales 2000, Australia. In addition, copies of the documents incorporated herein by reference may be accessed, free of charge, on the SEC’s website at www.sec.gov, or on our website at www.kaziatherapeutics.com. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement or the accompanying base prospectus.

PROSPECTUS

$100,000,000

American Depositary Shares representing Ordinary Shares

Warrants

We may offer the securities described in this prospectus from time to time in amounts, at prices and on terms to be determined at or prior to the time of the offering. We refer to the American Depositary Shares, or ADSs, representing ordinary shares and the warrants as the “Securities”. This prospectus describes the general manner in which the Securities may be offered using this prospectus. We will provide specific terms and offering prices of these Securities in supplements to this prospectus. Any supplement to this prospectus may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplements carefully before you invest in the Securities.

We may offer the Securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to investors (including our shareholders), on a continuous or delayed basis. The supplement to this prospectus for each offering of Securities will describe in detail the plan of distribution for that offering.

Our ADSs are listed on The Nasdaq Capital Market under the symbol “KZIA”. Our ordinary shares are listed on the Australian Securities Exchange under the symbol “KZA.”

Investing in the Securities involves risks. See “Risk Factors” beginning on page 7 of this prospectus and under similar headings in any amendment or supplement to this prospectus or as updated by any subsequent filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 8, 2021.

You should rely only on the information provided by this prospectus, any prospectus supplement and any information incorporated by reference. We have not authorized anyone else to provide you with different or additional information or to make any representations other than those contained in or incorporated by reference to this prospectus or any accompanying prospectus supplement.

We have not taken any action to permit a public offering of the securities described in this prospectus outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must observe any restrictions relating to the offering of the securities described in this prospectus and the distribution of this prospectus outside of the United States. This prospectus is not an offer to sell, or solicitation of an offer to buy, any securities in any circumstances under which the offer of solicitation is unlawful.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this process, we may, from time to time, sell any combination of the Securities in one or more offerings. The Securities to be sold pursuant to this registration statement may have a total aggregate value of up to $100,000,000. This prospectus does not contain all of the information included in the registration statement. You should refer to the registration statement including the exhibits before making a decision to purchase any securities described in this prospectus.

The information in this prospectus is accurate as of the date on the front cover of this prospectus. Neither the delivery of this prospectus nor the sale of any securities described in this prospectus means that information contained in this prospectus is correct after the date of this prospectus or as of any other date. We will provide a prospectus supplement each time we sell any securities described in this prospectus and you should read both this prospectus and the prospectus supplement, together with any information incorporated by reference, before making an investment decision.

A prospectus supplement may provide updated, changed or additional information to the information contained in this prospectus. You should rely on the information contained in the prospectus supplement to the extent there is any conflict between the information contained in this prospectus and the prospectus supplement. Any statement in a prospectus supplement or any document incorporated by reference with a later date will supersede or modify an earlier statement in any document with an earlier date. Any information incorporated by reference is only accurate as of the date of the document incorporated by reference.

You may access the registration statement, exhibits and other reports we file with the SEC on its website. More information regarding how you can access this information is included under the heading “Where You Can Find Additional Information.”

Unless otherwise indicated or the context implies otherwise:

•	“we,” “us,” “our” or “Kazia” refers to Kazia Therapeutics Limited and its subsidiaries;

•	“shares” or “ordinary shares” refers to our ordinary shares;

•	“ADSs” refers to American Depositary Shares, each of which represents 10 ordinary shares; and

•	“ADRs” refers to American Depositary Receipts, which evidence the ADSs.

Unless otherwise noted, all other financial and other data related to Kazia in this prospectus is presented in Australian dollars. All references to “A$” in this prospectus mean Australian dollars. All references to “$” or “US$” in this prospectus mean U.S. dollars unless the context otherwise requires.

Our fiscal year end is June 30. References to a particular “fiscal year” are to our fiscal year ended June 30 of that calendar year.

Solely for convenience, trademarks and trade names referred to in this prospectus appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus is the property of its respective holder.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, any free writing prospectus, and the documents incorporated by reference may contain forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this prospectus, any prospectus supplement, any free writing prospectus, or the documents incorporated by reference, regarding our strategy, future operations, financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, any prospectus supplement, any free writing prospectus, or the documents incorporated by reference, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project,” or the negative of these terms, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, any prospectus supplement, any free writing prospectus, and the documents incorporated by reference, we caution you that these statements are based on a combination of facts and important factors currently known by us and our expectations of the future, about which we cannot be certain.

Forward-looking statements may include statements about:

•	our plans to develop and potentially commercialize our product candidates, including contractual arrangements with third parties;

•	the timing of the initiation and completion of preclinical studies and clinical trials;

•	the timing of patient enrollment and dosing in any future clinical trials;

•	the timing of the availability of data from clinical trials;

•	expectations about the successful completion of clinical trials;

•	the timing of expected regulatory filings;

•	expectations about approval by regulatory authorities of our drug candidates;

•	the impact that the COVID-19 pandemic could have on our operations;

•	the clinical utility and potential attributes and benefits of our product candidates, including the potential duration of treatment effects;

•	potential licenses of intellectual property and collaborations;

•	the commercialization of our product candidates, if approved;

•	expectations regarding expenses, ongoing losses, future revenue and capital needs;

•	our financial performance;

•	our use of proceeds from any offering made pursuant to this prospectus;

•	the length of time over which we expect our cash and cash equivalents to be sufficient; and

•	our intellectual property position and the duration of our patent portfolio.

All forward-looking statements speak only as of the date of this prospectus or, in the case of any prospectus supplement, any free writing prospectus, or any document incorporated by reference, that prospectus supplement, free writing prospectus or document. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Important factors that could cause our actual results to differ materially from our expectations are disclosed and described under “Risk Factors”, elsewhere in this prospectus, any prospectus supplement, any free writing prospectus and in filings incorporated by reference.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

This summary provides a brief overview of information contained elsewhere in this prospectus and incorporated by reference. This summary does not contain all of the information that you should consider before investing in the Securities. You should read the entire prospectus carefully before making an investment decision, including the information presented under the headings “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and all information incorporated by reference, including our Annual Report on Form 20-F and the accompanying historical consolidated financial statements and the related notes to those financial statements.

Overview

We are an oncology-focused biotechnology company that has a portfolio of development candidates, diversified across several distinct technologies, with the potential to yield first-in-class and best-in-class agents in a range of oncology indications. Our lead drug candidate is paxalisib (formerly GDC-0084), a small molecule, brain-penetrant inhibitor of the PI3K / AKT / mTOR pathway, which is involved in nine active trials as follows:

•	a Kazia-sponsored phase II clinical trial to examine paxalisib in newly diagnosed glioblastoma, the most common and most aggressive form of primary brain tumor in adults;

•	a phase II / III adaptive registrational study in glioblastoma, sponsored by the Global Coalition for Adaptive Research;

•	a phase I clinical trial being conducted by St Jude Children’s Hospital, examining paxalisib in diffuse intrinsic pontine glioma (DIPG), a rare but very aggressive form of childhood brain cancer;

•

a phase II study being conducted at Dana-Farber Cancer Institute, examining HER2+ breast cancer brain metastases – breast cancer which has spread to the brain – in combination with Herceptin (trastuzumab);

•

an NCI funded multi-drug study of brain metastases – cancer which has spread to the brain from any primary tumor. This study is a phase II trial and is being conducted by the Alliance for Clinical Trials in Oncology;

•	Memorial Sloan Kettering Cancer Center is investigating the potential use of paxalisib in combination with radiotherapy in a phase I clinical trial for cancer which has spread to the brain;

•	A phase II clinical trial is being conducted by Weill Cornell Cancer Centre to examine the impact of a ketogenic diet on the use of paxalisib in glioblastoma;

•	Dana-Farber Cancer Institute is conducting a phase II trial examining paxalisib in primary CNS lymphoma; and

•	Pacific Pediatric Neuro-Oncology Consortium is examining paxalisib in DIPG and DMGs (childhood brain cancer) in a phase II study.

Cantrixil (TRX-E-002-1) was the Company’s second clinical asset and was being developed as a potential therapy for ovarian cancer, and the Company has recently licensed the global rights to Cantrixil to Oasmia Pharmaceutical AB as detailed below.

EVT801 is the Company’s second clinical asset after the global rights were licensed from Evotec SE in a recent transaction which is detailed below.

The Company has out-licensed all of its pre-clinical assets in order to focus its time and cash resources on the two important programs discussed above. We hold a 12% ownership interest in an entity which now owns one of those assets, in order to share in any upside from successful development of that pre-clinical asset.

Recent developments

License Agreement and Subscription Agreement with Simcere

In March 2021, Kazia entered into a license agreement with Simcere Pharmaceutical Group Ltd (“Simcere”) to develop and commercialize paxalisib in Greater China. Under the terms of the agreement:

•	Simcere assumed responsibility for the development, registration and commercialization of paxalisib in Greater China (a territory which includes Mainland China, Hong Kong, Macau and Taiwan);

•	Kazia retains the rights to the development and commercialization of paxalisib in all other territories;

•	Kazia received an upfront royalty payment of US$7.0 million in cash;

•

Kazia could receive royalty payments of up to US$281 million for glioblastoma that are contingent upon reaching certain milestones and additional milestone payments could potentially be payable for indications beyond glioblastoma; and

•	Simcere will pay to Kazia mid-teen percentage royalties on any commercial sales in Greater China.

At the same time, Kazia entered into a subscription agreement with Simcere pursuant to which Kazia sold 303,758 ADSs at a price of US$13.168397 per ADS, for total consideration of US$4,000,000.

License Agreement with Oasmia

In March 2021, Kazia entered into an exclusive worldwide license agreement with Oasmia Pharmaceutical AB (“Oasmia”) for Cantrixil (TRX-E-002-1), a clinical-stage,  first-in-class drug candidate under development for the treatment of ovarian cancer.

Under this agreement:

•	Oasmia assumed worldwide exclusive rights to develop and commercialise Cantrixil for all indications, with an initial focus on ovarian cancer;

•	Oasmia made an upfront payment of US$4 million to Kazia, with contingent milestone payments of up to US$42 million, and double-digit royalties on commercial sales; and

•	Oasmia expects to commence a Phase II study of Cantrixil in ovarian cancer in calendar 2022.

License Agreement with Evotec

In April 2021, Kazia entered into a worldwide exclusive licensing agreement and a master services agreement with Evotec SE (“Evotec”), a leading European drug discovery and development company, for EVT801, a small-molecule, first-in-class oncology drug candidate. Kazia expects to launch a phase I clinical trial of EVT801 in 2021. Evotec is headquartered in Hamburg, Germany, and listed on the Frankfurt Stock Exchange.

Under the terms of this agreement

•	Evotec has granted Kazia an exclusive license to develop, manufacture, and commercialize EVT801 in all territories and indications; and

•

Kazia made an upfront payment of €1 million (A$1.6 million), and will make contingent milestones of up to €308 million (A$480 million) related to achievement of clinical, regulatory, and commercial outcomes over the lifetime of the drug, and a tiered single-digit royalty on net sales.

EVT801 is a small-molecule inhibitor of VEGFR3. Its primary activity is to inhibit lymphangiogenesis, the formation of new lymphatic vessels around a growing tumor. Thus, EVT801 is expected to prevent the tumor from accessing vital nutrients and, as a result, to reduce metastasis. EVT801 also has marked activity on the immune system within the tumor and may therefore enhance the activity of immuno-oncology therapies.

Corporate information

Kazia Therapeutics Limited (formerly Novogen Limited) was incorporated in Australia in 1994. Our ordinary shares are listed on the Australian Securities Exchange (“ASX”) under the symbol “KZA” and our ADSs are listed on the Nasdaq Capital Market under the symbol “KZIA”.

Our principal executive offices are located at Level 24, Three International Towers, 300 Barangaroo Avenue, Sydney, NSW, 2000, Australia. Our telephone number is +61-2-9472-4101. Our corporate email address is info@kaziatherapeutics.com. Our website address is www.kaziatherapeutics.com. Information on our website and the websites linked to it do not constitute part of this prospectus or the registration statement to which this prospectus forms a part.

RISK FACTORS

Investment in the Securities involves significant risks. You should carefully consider the risks described under “Risk Factors” in our Annual Report on Form 20-F for the year ended June 30, 2020, as filed with the SEC, and all other information contained in, or incorporated by reference in, this prospectus and any prospectus supplement or related free writing prospectus before you decide to invest in the Securities. If any such risks were to actually occur, then our business, prospects, financial condition, results of operations and cash flow could be materially and adversely affected, thus potentially causing the trading price of any or all of our securities to decline and you could lose all or part of your investment.

Such risks are not exhaustive. We may face additional risks that are presently unknown to us or that we believe to be immaterial as of the date of this prospectus. Known and unknown risks and uncertainties may significantly impact and impair our business operations.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that we own or that are complementary to our own.

Pending these uses, we intend to invest our net proceeds from this offering primarily in investment grade, interest-bearing instruments. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds we may have upon completion of an offering or offerings. Accordingly, we will retain broad discretion over the use of these proceeds.

CAPITALIZATION

A prospectus supplement or report on Form 6-K incorporated by reference into the registration statement of which this prospectus forms a part will include information on our consolidated capitalization.

DESCRIPTION OF SHARE CAPITAL

General

Kazia is a public corporation registered under the Australian Corporations Act 2001 (“Corporations Act”). Our corporate affairs are principally governed by our Constitution, the Corporations Act, the ASX Listing Rules and Nasdaq Marketplace Rules. Our ordinary shares trade on the ASX and our ADSs trade on the Nasdaq Capital Market.

The Australian law applicable to our Constitution is not significantly different than a U.S. company’s charter documents except we do not have a limit on our authorized share capital and the concept of par value is not recognized under Australian law as further discussed under the section titled “Our Constitution” below.

Subject to restrictions on the issue of securities under our Constitution, the Corporations Act, the ASX Listing Rules and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with the rights and restrictions and for the consideration that our board of directors determine.

The rights and restrictions attaching to ordinary shares are derived through a combination of our Constitution, the common law applicable to Australia, the ASX Listing Rules, the Corporations Act and other applicable law. A general summary of some of the rights and restrictions attaching to our ordinary shares are summarized below. Each ordinary shareholder is entitled to receive notice of, and to be present, vote and speak at, general meetings.

Changes to Our Share Capital

As of June 30, 2021, we had (i) 132,012,209 ordinary shares outstanding, (ii) convertible notes which in aggregate can convert into 1,865,000 ordinary shares upon certain trigger events occurring and (iii) 4,219,000 outstanding options and warrants to purchase an aggregate of 4,219,000 ordinary shares.

Since July 1, 2018, the following changes have been made to our ordinary share capital:

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On October 24, 2018, we issued 8,900,001 ordinary shares at a price of A$0.38 per share in a private placement to sector-specialist institutional investors for an aggregate consideration of approximately A$3.4 million;

•	On November 9, 2018, we issued 2,820,824 ordinary shares in satisfaction of milestone results with respect to the share sale agreement for the acquisition of Glioblast Pty Ltd;

•	On November 23, 2018, we issued 2,036,227 ordinary shares at a price of A$0.38 per share in a share purchase plan for an aggregate consideration of approximately A$773,760;

•	On January 4, 2019, we issued 250,000 options at an exercise price of A$0.4925 per option to employees under our employee share option plan;

•	On November 1, 2019, we issued 10,000,000 ordinary shares at a price of A$0.40 per share in a private placement for an aggregate consideration of approximately A$4.0 million;

•

On November 13, 2019, we issued 1,200,000 options at an exercise price of A$0.4925 per option to employees under our employee share option plan. These options replaced 500,000 options with an exercise price of A$1.99 and 250,000 options with an exercise price of A$2.61;

•	On January 13, 2020, we issued 250,000 options at an exercise price of A$0.881 per option to employees under our employee share option plan;

•	On April 16, 2020, we issued 18,041,667 ordinary shares at a price of A$0.40 per share in a private placement for an aggregate consideration of approximately A$7.2 million;

•	On May 11, 2020, we issued 4,390,010 ordinary shares at a price of A$0.40 per share in a share purchase plan for qualifying shareholders for an aggregate consideration of approximately A$1.8 million;

•	On August 28, 2020, we issued 25,000 ordinary shares on conversion of options at an exercise price of A$0.4925 per option;

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On October 12, 2020, we issued 20,525,820 ordinary shares at a price of A$0.80 per share in a private placement to institutional shareholders and investors for an aggregate consideration of approximately A$16.4 million;

•	On October 26, 2020, we issued 11,017,075 ordinary shares at a price of A$0.80 per share in a retail offer to Australian shareholders for an aggregate consideration of approximately A$8.8 million;

•

On November 13, 2020, we issued 1,200,000 options at an exercise price of A$1.13 per option and 800,000 options at an exercise price of A$0.881 per option to non-executive directors and employees under our employee share option plan;

•	On January 4, 2021, we issued 200,000 options at an exercise price of A$1.69 per option to employees under our employee share option plan;

•	On March 2, 2021, we issued 391,500 ordinary shares on conversion of options at an average exercise price of A$0.6351 per option for an aggregate consideration of approximately A$248,642;

•	On March 15, 2021, we issued 25,000 ordinary shares on conversion of option at an exercise price of A$0.4925 per option for an aggregate consideration of approximately A$12,313;

•	On April 28, 2021, we issued 3,037,580 ordinary shares in the form of ADSs at a price of US$13.17 per ADS in a public offering for an aggregate consideration of approximately US$4 million; and

•	On May 21, 2021, we issued 2,391,865 ordinary shares in satisfaction of a milestone related to the purchase of Glioblast Pty Limited.

Our Constitution

Our Constitution is similar in nature to the bylaws of a U.S. corporation. It does not provide for or prescribe any specific objectives or purposes of Kazia. Our Constitution is subject to the terms of the ASX Listing Rules and the Corporations Act. It may be amended or repealed and replaced by special resolution of shareholders, which is a resolution passed by at least 75% of the votes cast by shareholders entitled to vote on the resolution.

Under Australian law, a company has the legal capacity and powers of an individual both within and outside Australia. The material provisions of our Constitution are summarized below. This summary is not intended to be complete nor to constitute a definitive statement of the rights and liabilities of our shareholders. Our Constitution is incorporated by reference as an exhibit to the registration statement, of which this prospectus forms a part.

Interested Directors

A director may not vote in respect of any contract or arrangement in which the director has, directly or indirectly, any material interest according to our Constitution. However, that director may execute or otherwise act in respect of that contract or arrangement notwithstanding any material personal interest.

Unless a relevant exception applies, the Corporations Act requires our directors at a board meeting to provide disclosure of certain interests or conflicts of interests and prohibits directors from voting on matters in which they have a material personal interest. In addition, the Corporations Act and the ASX Listing Rules require shareholder approval of certain benefits to or transactions with our directors, subject to exceptions.

Directors’ compensation

Our directors are paid fees for their services as directors (but excluding any remuneration payable to a director under any executive services contract with us or one of our related bodies corporate) which is determined in a general meeting of shareholders. The aggregate, fixed sum for directors’ fees is to be divided among the directors in such proportion as the directors themselves agree and in accordance with our Constitution. The maximum aggregate fixed sum fees for directors may not be increased except at a general meeting of shareholders and the particulars of the proposed increase are required to have been provided to shareholders in the notice convening the meeting. In addition, executive directors may be paid remuneration as employees of Kazia.

Fees payable to our non-executive directors must be by way of a fixed sum and not by way of a commission on or a percentage of profits or operating revenue. Remuneration paid to our executive directors must also not include a commission or percentage of operating revenue.

Pursuant to our Constitution, any director who performs services that in the opinion of our board of directors, are outside the scope of the ordinary duties of a director may be paid extra remuneration, which is determined by our board of directors.

In addition to other remuneration provided in our Constitution, all of our directors are entitled to be paid by us for reasonable travel accommodation and other expenses incurred by the directors in attending general meetings, board meetings, committee meetings or otherwise in connection with our business.

Borrowing powers exercisable by Directors

Pursuant to our Constitution, the management and control of our business affairs are vested in our board of directors. Our board of directors has the power to raise or borrow money, and charge any of our property or business or any uncalled capital, and may issue debentures or give any other security for any of our debts, liabilities or obligations or of any other person, in each case, in the manner and on terms it deems fit.

Retirement of Directors

Pursuant to our Constitution and the ASX Listing Rules, at least one director, other than the managing director, must retire from office at every annual general meeting. The director who retires in this manner is required to be the director longest in office since last being elected or re-elected. A director, other than the director who is the Chief Executive Officer, must retire from office at the conclusion of the third annual general meeting after which the director was elected, or at the next annual general meeting if the director was appointed by the board (rather than by a vote of shareholders). Retired directors are eligible for a re-election to the board of directors unless disqualified from acting as a director under the Corporations Act or our Constitution.

Rights and restrictions

The rights attaching to our ordinary shares are detailed in our Constitution. Our Constitution provides that our directors may issue shares with preferred, deferred or other special rights, whether in relation to dividends, voting, return of share capital or otherwise as our board of directors may determine. Subject to any approval which is required from our shareholders under the Corporations Act and the ASX Listing Rules, we may issue further shares on such terms and conditions as our board of directors resolves.

Dividend rights

Our board of directors may from time to time determine to pay dividends to shareholders. All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by our board of directors for our benefit until claimed or otherwise disposed of in accordance with our Constitution.

Voting rights

Under our Constitution, and subject to any voting exclusions imposed under the ASX Listing Rules (which typically exclude parties from voting on resolutions to approve a transaction in which they have an interest), the rights and restrictions attaching to a class of shares, each shareholder has one vote on a show of hands at a meeting of the shareholders unless a poll is demanded under the Constitution or the Corporations Act. On a poll vote, each shareholder shall have one vote for each fully paid share and a fractional vote for each share held by that shareholder that is not fully paid, such fraction being equivalent to the proportion of the amount that has been paid to such date on that share. Shareholders may vote in person or by proxy, attorney or representative. Under Australian law, shareholders of a public company are not permitted to approve corporate matters by written consent. Our Constitution does not provide for cumulative voting. Note that ADS holders may not directly vote at a meeting of the shareholders but may instruct the depositary to vote the number of deposited ordinary shares their ADSs represent.

Right to share in our profits

Pursuant to our Constitution, our shareholders are entitled to participate in our profits only by payment of dividends. Our board of directors may from time to time determine to pay dividends to the shareholders; however, no dividend is payable except in accordance with the thresholds set out in the Corporations Act.

Rights to share in the surplus in the event of liquidation

Our Constitution provides for the right of shareholders to participate in a surplus in the event of our liquidation, subject to the rights attaching to a class of shares.

No redemption provision for ordinary shares

There are no redemption provisions in our Constitution in relation to ordinary shares.

Variation or cancellation of share rights

Subject to the terms of issue of shares of that class, the rights attached to shares in a class of shares may only be varied or cancelled by either:

•	a special resolution passed by members holding shares in the class; or

•	the written consent of members with at least 75% of the shares in the class.

Directors may make calls for any amounts on unpaid shares

Our Constitution provides that, subject to the terms on which the shares have been issued, directors may make calls on a shareholder for amounts unpaid on shares held by that shareholder, other than monies payable at fixed times under the conditions of allotment.

General Meetings of Shareholders

General meetings of shareholders may be called by our board of directors. Except as permitted under the Corporations Act, shareholders may not convene a meeting. The Corporations Act requires the directors to call and arrange to hold a general meeting on the request of shareholders with at least 5% of the votes that may be cast at a general meeting. Notice of the proposed meeting of our shareholders is required at least 28 days prior to such meeting under the Corporations Act.

Foreign Ownership Regulation

There are no limitations on the rights to own securities imposed by our Constitution. However, acquisitions and proposed acquisitions of securities in Australian companies may be subject to review and approval by the Australian Federal Treasurer under the Foreign Acquisitions and Takeovers Act 1975, or the FATA, which generally applies to acquisitions or proposed acquisitions:

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by a foreign person (as defined in the FATA) or associated foreign persons that would result in such persons having an interest in 20% or more of the issued shares of, or control of 20% or more of the voting power in, an Australian company; and

•

by non-associated foreign persons that would result in such foreign persons having an aggregate interest in 40% or more of the issued shares of, or control of 40% or more of the voting power in, an Australian company, where the Australian company is valued above the monetary threshold prescribed by FATA.

However, no such review or approval under the FATA is required if the foreign acquirer is a U.S. entity or an entity from certain other countries and the value of the target is less than A$1,192 million, unless the company operates in certain sensitive industries. Exemptions do not apply to investments by foreign governments and their associated entities.

The Australian Federal Treasurer may prevent a proposed acquisition in the above categories or impose conditions on such acquisition if the Treasurer is satisfied that the acquisition would be contrary to the national interest. If a foreign person acquires shares or an interest in shares in an Australian company in contravention of the FATA, the Australian Federal Treasurer may order the divestiture of such person’s shares or interest in shares in that Australian company.

Ownership Threshold

There are no provisions in our Constitution that require a shareholder to disclose ownership above a certain threshold. The Corporations Act, however, requires a shareholder to notify us and the ASX once it, together with its associates, acquires a 5% interest in our ordinary shares, at which point the shareholder will be considered to be a “substantial” shareholder. Further, once a shareholder owns a 5% interest in us, such shareholder must notify us and the ASX of any increase or decrease of 1% or more in its holding of our ordinary shares and must notify us and the ASX if it subsequently ceases to be a “substantial” shareholder. As Kazia is also an SEC-registrant, our shareholders who own more than a 5% beneficial interest are also subject to reporting requirements under the U.S. Securities Exchange Act.

Issues of Shares and Change in Capital

Subject to our Constitution, the Corporations Act, the ASX Listing Rules and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with preferred, deferred or other special rights and restrictions and for the consideration and other terms that the directors determine.

Subject to the requirements of our Constitution, the Corporations Act, the ASX Listing Rules and any other applicable law, including relevant shareholder approvals, we may consolidate or divide our share capital into a larger or smaller number by resolution, reduce our share capital (provided that the reduction is fair and reasonable to our shareholders as a whole and does not materially prejudice our ability to pay creditors) or buy back our ordinary shares whether under an equal access buy-back or on a selective basis.

Change of Control

Takeovers of listed Australian public companies, such as Kazia, are regulated by the Corporations Act, which prohibits the acquisition of a “relevant interest” in issued voting shares in a listed company if the acquisition will lead to that person’s or someone else’s “voting power” (being the person’s relevant interests plus those of its associates) in Kazia’s issued shares increasing from 20% or below to more than 20% or increasing from a starting point that is above 20% and below 90%, subject to a range of exceptions.

Generally, a person will have a relevant interest in securities if the person:

•	is the holder of the securities;

•	has power to exercise, or control the exercise of, a right to vote attached to the securities; or

•	has the power to dispose of, or control the exercise of a power to dispose of, the securities, including any indirect or direct power or control.

If, at a particular time, a person has a relevant interest in issued securities and the person:

•	has entered or enters into an agreement with another person with respect to the securities;

•

has given or gives another person an enforceable right, or has been or is given an enforceable right by another person, in relation to the securities (whether the right is enforceable presently or in the future and whether or not on the fulfillment of a condition);

•	has granted or grants an option to, or has been or is granted an option by, another person with respect to the securities; or

•	the other person would have a relevant interest in the securities if the agreement were performed, the right enforced or the option exercised;

then the other person is taken to already have a relevant interest in the securities.

There are a number of exceptions to the above prohibition on acquiring a relevant interest in issued voting shares above 20%. In general terms, some of the more significant exceptions include:

•	when the acquisition results from the acceptance of an offer under a formal takeover bid;

•

when the acquisition is conducted on market by or on behalf of the bidder under a takeover bid, the acquisition occurs during the bid period, the bid is for all the voting shares in a bid class and the bid is unconditional or only conditioned on prescribed matters set out in the Corporations Act;

•	when shareholders of Kazia approve the takeover by resolution passed at general meeting;

•

an acquisition by a person if, throughout the six months before the acquisition, that person or any other person has had voting power in Kazia of at least 19% and, as a result of the acquisition, none of the relevant persons would have voting power in Kazia more than three percentage points higher than they had six months before the acquisition;

•	when the acquisition results from the issue of securities under a pro rata rights issue;

•	when the acquisition results from the issue of securities under dividend reinvestment schemes;

•	when the acquisition results from the issue of securities under underwriting arrangements;

•	when the acquisition results from the issue of securities through operation of law;

•	an acquisition that arises through the acquisition of a relevant interest in another listed company which is listed on a prescribed financial market;

•	an acquisition arising from an auction of forfeited shares conducted on-market; or

•	an acquisition arising through a compromise, arrangement, liquidation or buy-back.

Breaches of the takeovers provisions of the Corporations Act are criminal offenses. The Australian Securities and Investments Commission, or ASIC, and the Australian Takeover Panel have a wide range of powers relating to breaches of takeover provisions or other circumstances deemed to be unacceptable (whether or not they involve a breach of the takeover provisions), including the ability to make orders canceling contracts, freezing transfers of, and rights attached to, securities, and forcing a party to dispose of securities. There are certain defenses to breaches of the takeover provisions provided in the Corporations Act.

Access to and Inspection of Documents

Inspection of our records is governed by the Corporations Act. Any member of the public has the right to inspect or obtain copies of our registers on the payment of a prescribed fee. Shareholders are not required to pay a fee for inspection of our registers or minute books of the meetings of shareholders. Other corporate records, including minutes of directors’ meetings, financial records and other documents, are not open for inspection by shareholders. Where a shareholder is acting in good faith and an inspection is deemed to be made for a proper purpose, a shareholder may apply to the court to make an order for inspection of our books.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon, as depositary, has registered and delivered American Depositary Shares, also referred to as ADSs. Each ADS represents 10 ordinary shares (or a right to receive 10 ordinary shares) deposited with HSBC Bank Australia Limited, as custodian for the depositary. Each ADS may also represent any other securities, cash or other property which may be held by the depositary. The depositary’s office at which the ADSs are administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon’s principal executive office is located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either:

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directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having ADSs registered in your name in the Direct Registration System; or

•	indirectly by holding a security entitlement in ADSs through your broker or other financial institution.

If you hold ADSs directly, you are a registered ADS holder, or ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, also referred to as DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership is confirmed by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Australian law governs shareholder rights. The depositary is the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and all other persons directly or indirectly holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire deposit agreement and the form of ADR which summarizes certain terms of your ADSs. A copy of the deposit agreement is filed as an exhibit to the registration statement of which this prospectus forms a part. You may also obtain a copy of the deposit agreement at the SEC’s Public Reference Room which is located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also find the registration statement and the deposit agreement on the SEC’s website at http://www.sec.gov.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

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Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and can not be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

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Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution to the extent reasonably practicable and permitted under law. The depositary will only distribute whole ADSs. It will try to sell shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares sufficient to pay its fees and expenses in connection with that distribution.

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Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to you. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for such rights.

If the depositary makes rights available to ADS holders, it will exercise the rights and purchase the shares on your behalf all in accordance with your instructions. The depositary will then deposit the shares and deliver ADSs to you. It will only exercise rights if you pay the exercise price and any other charges the rights require you to pay and comply with other applicable instructions.

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Other Distributions. The depositary will send to you anything else we distribute on deposited securities by any means it determines is legal, fair and practical. If it cannot make the distribution in that way, the depositary may adopt another legal, fair and practical method. It may decide to sell what we distributed and distribute the net proceeds in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives reasonably satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or any other property to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person designated by you at the office of the custodian. In the alternative, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to you a statement confirming that you are the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

You may instruct the depositary to vote the number of deposited ordinary shares your ADSs represent. The depositary will notify you of shareholders’ meetings and arrange to deliver our voting materials to you upon our request. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date established by the depositary.

Otherwise, you will not be able to exercise your right to vote unless you withdraw the shares underlying the ADSs. However, you may not know about the meeting with a sufficient amount of advance notice to withdraw the shares.

The depositary will attempt, as far as practical, subject to the laws of Australia and of our Constitution or similar documents, to vote or to have its agents vote the shares or other deposited securities represented by your ADSs as instructed by ADS holders. The depositary will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your ordinary shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing ordinary shares or ADS holders must pay the depositary:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

•   Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

•   Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.05 (or less) per ADS	• Any cash distribution to you

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	• Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to you

$.05 (or less) per ADS per calendar year	• Depositary services

Registration or transfer fees	• Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	• Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement) • Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or share underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	• As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	• As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid. The depositary may collect any of its fees by deduction from any cash distribution payable to you.

From time to time, the depositary may make payments to us to reimburse or share revenue from the fees collected from you, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are affiliates of the depositary and that may earn or share fees or commissions.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:	Then:

•  Reclassify, split up or consolidate any of the deposited securities

•  Distribute securities in respect of deposited shares that are not distributed to you

•  Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

The cash, shares or other securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities.

The depositary may distribute some or all of the cash, shares or other securities it received. It may also ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary may initiate termination of the deposit agreement if at any time 60 days shall have expired after the depositary delivered to us a written resignation notice and a successor depositary has not been appointed and accepted its appointment, an insolvency event or delisting event occurs, or a termination option event has occurred or will occur. If termination of the deposit agreement is initiated, the depositary shall deliver a notice of termination to you setting a date for termination, which shall be at least 90 days after the date of that notice, and the deposit agreement shall terminate on that date. After termination, the depositary and its agents will do the following under the deposit agreement (but nothing else):

•	collect distributions on the deposited securities;

•	sell rights and other property; and

•	deliver shares and other deposited securities upon cancellation of ADSs.

At any time after termination, the depositary may sell any remaining deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to indemnify the relevant persons under the deposit agreement and to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement;

•	are not liable if we are or it is prevented or delayed by law or circumstances beyond our control from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;

•

are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your ADSs

You have the right to cancel your ADSs and withdraw the underlying shares at any time except:

•

when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our ordinary shares;

•	when you owe money to pay fees, taxes and similar charges; and

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-Release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying ordinary shares. This is called a pre-release of the ADSs. The depositary may also deliver shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADSs instead of shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions:

•	before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the shares or ADSs to be deposited;

•	the pre-release is fully collateralized with cash, or other collateral that the depositary considers appropriate;

•	the depositary must be able to close out the pre-release on not more than five business days’ notice; and

•	subject to all indemnities and credit regulations that the depositary deems appropriate.

In addition, the depositary has agreed to limit the number of ADSs that may be outstanding at any time as a result of pre-release to 30% of the ADSs outstanding under the deposit agreement, although the depositary may disregard the limit from time to time, if it thinks it is reasonably appropriate to do so.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC under which the depositary may register the ownership of uncertificated ADSs, which ownership may be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Disclosure of Interests

We may from time to time request ADS holders to provide information as to the capacity in they own or owned ADSs and regarding the identity of any other persons then or previously interested in such ADSs and the nature of such interest. Each ADS holder agrees to provide any information of that kind that is requested by us or the depositary. To the extent that provisions of or governing the deposited securities or the rules or regulations of any governmental authority or securities exchange or automated quotation system may require the disclosure of beneficial or other ownership of deposited securities, other shares and other securities to us or other persons and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the depositary has agreed to use its reasonable efforts to comply with our written instructions in respect of any such enforcement or limitation.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares represented by ADSs in one or more series, together with other securities or separately, as described in the applicable prospectus supplement. A general description of terms and provisions of the warrants we may offer is included below. A prospectus supplement and warrant agreement will contain specific terms of any warrants.

The prospectus supplement relating to any warrants will contain, as applicable, the following:

•	the designation, amount and terms of the securities purchasable on exercise of the warrants;

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the exercise price for ordinary shares and the number of ordinary shares to be received upon exercise of the warrants, if applicable;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form, or in any combination of these forms;

•	any material U.S. federal or Australian income tax consequences;

•	the identity of the warrant agent and of any other depositaries, paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the date from and after which the warrants and the ordinary shares will be separately transferable, if applicable;

•	the minimum or maximum amount of the warrants that may be exercised at any time, if applicable;

•	any information with respect to book-entry procedures;

•	any anti-dilution provisions of the warrants;

•	any redemption or call provisions of the warrants; and

•	any additional terms of the warrants, including procedures and limitations with regard to the exercise and exchange of the warrants.

PLAN OF DISTRIBUTION

We may sell the Securities in any one or more of the following ways from time to time, including any combination thereof:

•	to or through underwriters;

•	to or through dealers;

•	to our shareholders under a rights entitlement offering;

•	through agents; or

•	directly to purchasers, including our affiliates.

The prospectus supplement relating to a particular offering of our Securities will set forth the terms of such offering, including:

•	the type of Securities to be offered;

•	the name or names of any underwriters, dealers or agents and the amounts of the Securities underwritten or purchased by each of them;

•	the purchase price of the offered Securities and the proceeds to us from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the initial offering price;

•	any discounts or concessions allowed or reallowed to be paid to dealers; and

•	any securities exchanges on which the offered Securities may be listed.

Any initial offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (FINRA), the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate value of the securities offered pursuant to this prospectus.

The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

If the Securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to sell the Securities. If underwriters are utilized in the sale of the Securities, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Our Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters with respect to a sale of the Securities will be obligated to purchase all of those Securities if they purchase any of those Securities.

We may grant to the underwriters options to purchase additional Securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those Securities.

If a dealer is utilized in the sale of the Securities in respect of which this prospectus is delivered, we will sell those Securities to the dealer as principal. The dealer may then resell those Securities to the public at varying prices to be determined by the dealer at the time of resale. Any reselling dealer may be deemed to be an underwriter, as the term is defined in the Securities Act, of the Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase the Securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the Securities will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.

Offers to purchase the Securities may be solicited directly by us and the sale of those Securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those Securities. The terms of any sales of this type will be described in the related prospectus supplement.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase Securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of those contracts.

Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the Securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the Securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

In connection with the offering of the Securities, persons participating in the offering, such as any underwriters, may purchase and sell the Securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the Securities, and syndicate short positions involve the sale by underwriters of a greater number of Securities than they are required to purchase from any issuer in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the Securities sold in the offering for their account may be reclaimed by the syndicate if the Securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

Underwriters, dealers, agents and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

If Securities are sold by means of a rights entitlement offering, the prospectus supplement will set forth the terms and conditions of any such rights entitlement offering, including the manner in which it will be conducted and details on how our shareholders can participate in any such offering. A rights entitlement offering conducted under applicable Australian rules and regulations is a pro rata offering of additional securities to all our eligible shareholders, as at a specified record date. Under applicable ASX Listing Rules, shareholder approval is not required for a pro rata rights entitlement offering.

EXPENSES

Set forth below is an itemization of the estimated expenses currently expected to be incurred in connection with the issuance and distribution of the Securities. The amounts in the table below are estimates, with the exception of the SEC registration fee. Additional expenses relating to offerings of particular Securities are not included in the table below. Each prospectus supplement describing an offering of Securities will provide estimated expenses related to the Securities offered under that prospectus supplement.

SEC registration fee	$10,910
Legal fees and expenses	30,000
Accounting fees and expenses	10,000
Printing expenses	5,000
Other miscellaneous fees and expenses	2,000

Total	$57,910

LEGAL MATTERS

The validity of the Securities and certain other legal matters will be passed upon for us by Rimôn Law, our Australian and US counsel.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton Audit Pty Ltd., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a public limited company incorporated under the laws of Australia. Certain of our directors are non-residents of the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for you to:

•	effect service of process within the United States upon our non-U.S. resident directors or on us;

•

enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws;

•

enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or

•	bring an original action in an Australian court to enforce liabilities against our non-U.S. resident directors or us based solely upon U.S. securities laws.

You may also have difficulties enforcing in courts outside the United States judgments that are obtained in U.S. courts against any of our non-U.S. resident directors or us, including actions under the civil liability provisions of the U.S. securities laws.

With that noted, there are no treaties between Australia and the United States that would affect the recognition or enforcement of foreign judgments in Australia. We also note that investors may be able to bring an original action in an Australian court against us to enforce liabilities based in part upon U.S. federal securities laws.

The disclosure in this section is not based on the opinion of counsel.

We have appointed Vcorp Services, LLC as our agent to receive service of process with respect to any action brought against us under the federal securities laws of the United States.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means we are able to disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is considered a part of this prospectus and should be read carefully. Certain information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Certain information that we file later with the SEC will automatically update and supersede the information in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which it is a part the following documents, including any amendments to such filings:

•	our Annual Report on Form 20-F for the fiscal year ended June 30, 2020 (filed on October 22, 2020);

•

the descriptions of our ordinary shares and the American Depositary Shares representing the ordinary shares that are contained in Item 10.B. “Additional Information - Memorandum and Articles of Association” and Item 12.D “Description of Securities other than Equity Securities - American Depositary Shares” in our Annual Report on Form 20-F for the fiscal year ended June 30, 2020 (filed on October 22, 2020)

•	any annual report on Form 20-F filed with the SEC after the date of this prospectus;

•	our Current Report on Form 6-K, furnished to the SEC on March 24, 2021, relating to our half yearly report for the half year ended December 31, 2020;

•	any half yearly report on Form 6-K furnished to the SEC after the date of this prospectus and prior to the termination of this offering of Securities; and

•

any other Report on Form 6-K submitted to the SEC after the date of this prospectus and prior to the termination of this offering of securities, but only to the extent that those forms expressly state that we incorporate them by reference in this prospectus.

We have not authorized anyone else to provide you with additional or different information to the information included in and incorporated by reference to this prospectus and any prospectus supplement. You should rely only on the information provided by and incorporated by reference to this prospectus and any prospectus supplement.

Upon written or oral request, we shall provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of any or all of the documents that are incorporated by reference to this prospectus but not delivered with this prospectus. You may request a copy of these filings by contacting us at Kazia Therapeutics Limited, Three International Towers, Level 24, 300 Barangaroo Avenue, Sydney, NSW, 2000, Australia, Attention Company Secretary, telephone +61-437 376 171.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have a registration statement on Form F-3 filed with the SEC, including relevant exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits. As this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement, its exhibits and the documents incorporated by reference for further information with respect to us and our securities. All information we file with the SEC is available through the SEC’s Electronic Data Gathering, Analysis and Retrieval system, which may be accessed through the SEC’s website at www.sec.gov. Information filed with the SEC may also be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please visit the SEC’s website at www.sec.gov for further information on the SEC’s Public Reference Room.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Our annual report on Form 20-F for the year ending June 30, 2020, has been filed with the SEC and an annual report on Form-20-F for subsequent years will be due within four months following the fiscal year end.

We are not required to disclose certain other information that is required from U.S. domestic issuers. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act and Regulation FD (Fair Disclosure), which was adopted to ensure that select groups of investors are not privy to specific information about an issuer before other investors.

We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by companies filing as a domestic issuer, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, companies filing as a domestic issuer. We are liable for violations of the rules and regulations of the SEC that apply to us as a foreign private issuer.

We will also be subject to the informational requirements of the ASX. Our public filings with the ASX are electronically available from the ASX website (www.asx.com.au).

Only the specific documents incorporated by reference above, or incorporated by reference in any prospectus supplement, are to be deemed incorporated by reference into this prospectus and the registration statement of which it is a part. No information available on or through our website, or any other website reference herein, shall be deemed incorporated by reference into this prospectus.

DISCLOSURE OF SEC’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of Kazia, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Up to $35,000,000

American Depositary Shares representing Ordinary Shares

PROSPECTUS SUPPLEMENT

Oppenheimer & Co.

April 22, 2022